UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2024

 North Haven Private Income Fund A LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56571	92-1385301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class I Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of December 1, 2024, North Haven Private Income Fund A LLC ("we", the "Company" or the "Fund"), sold approximately 379,861 of the Company’s Class I units (the “Units”) for an aggregate offering price of approximately $7.7 million, reflecting a purchase price of $20.27 per unit (with the final number of Units being determined on December 23, 2024).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On December 26, 2024, the Company disclosed the below information.
Distribution:
On December 23, 2024, the Fund declared a distribution to unitholders of record in the amount of $0.1598 per unit, representing an annualized distribution yield of approximately 9.5%.
Annualized distribution yield is calculated by dividing the declared distribution by the prior month's net asset value and annualizing over 12 monthly periods.
The distribution will be payable on or around January 6, 2025 to unitholders of record as of December 31, 2024.
Company's Portfolio:
As of November 30, 2024, the Company had investments in 126 portfolio companies across 36 industries with an aggregate par value of approximately $320.5 million, which consisted of approximately 99.7% first lien debt investments and approximately 0.3% other securities, based on par value or, in the case of equity investments, cost. As of November 30, 2024, 99.8% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of November 30, 2024, approximately 91.3% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 8.7% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.
During the period from November 1, 2024 through November 30, 2024, the Company had new investment commitments of approximately $40.0 million, approximately 73.7% of which were private senior secured loans and approximately 26.3% were in broadly syndicated loans.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of November 30, 2024:

Industry	Par or Cost ($ in millions)	% of Total
Software	$57.7	18.0%
Commercial Services & Supplies	38.1	11.9
Professional Services	37.8	11.8
Insurance Services	25.2	7.9
Diversified Consumer Services	20.3	6.3
IT Services	12.9	4.0
Health Care Providers & Services	12.2	3.8
Electronic Equipment, Instruments & Components	11.0	3.4
Automobiles	10.4	3.2
Financial Services	10.0	3.1
Other	84.9	26.6
Total	$320.5	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of November 30, 2024:

Issuer	Par or Cost ($ in millions)	% of Total
Essential Services Holding Corporation	$10.0	3.1%
Everbridge Holdings, LLC	8.0	2.5
HSI Halo Acquisition, Inc.	7.6	2.4
GraphPad Software, LLC	7.6	2.4
Accordion Partners LLC	7.5	2.3
Diligent Corporation	7.0	2.2
Model N, Inc.	7.0	2.2
Project Potter Buyer, LLC	6.9	2.2
MRI Software, LLC	6.0	1.9
AuditBoard, Inc.	6.0	1.9
Other	246.9	76.9
Total	$320.5	100.0%
Net Asset Value:
As of November 30, 2024, the Company's aggregate net asset value is estimated to be approximately $176.9 million. As of November 30, 2024, the Company had $76.1 million of debt outstanding (at principal). This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of December 31, 2024, which will undergo the Company’s customary quarter-end and year-end financial closing procedures.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2024	North Haven Private Income Fund A LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer